Exhibit 10.14 A

As of October 30, 2006

Level 8 Systems, Inc.
8000 Regency Parkway
Cary, NC 27511

Gentlemen:

We are pleased to advise that Bank Hapoalim B.M. (the “Bank”) has agreed, subject to the conditions set forth below, to extend the maturity date of the existing loan (the “Loan”) to Level 8 Systems, Inc. (the “Borrower”) in the amount of $1,971,000.00. The Loan shall mature on October 31, 2007. The effectiveness of the renewal of the Loan is subject to the Bank’s receipt of such documentation as it may request, including without limitation, the following each in form and substance satisfactory to the Bank: (1) this Letter Agreement, (2) Amendment No. 1 to the existing Promissory Note dated as of November 3, 2005 executed by the Borrower in favor of the Bank together with the Late Payment Rider attached thereto, (3) a Letter of Undertaking from Bank Hapoalim Hagalim Branch in the aggregate amount of $1,971,000.00 and (4) any other documents as the Bank may require. The Borrower shall pay the Bank an amendment fee in the amount of $1,000.00.

Please indicate your acknowledgment of and agreement to the foregoing by signing and returning the enclosed copy of this letter to the attention of Maxine Levy, Vice President.

Very truly yours,

Acknowledged and Agreed to:		BANK HAPOALIM B.M.

LEVEL 8 SYSTEMS, INC.
By:
By:			Title:
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New York Branches

1177 Avenue of the Americas New York NY 10036-2790
T. 212 782 2000  F. 212 782 2222  www.hapoalimusa.com